Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Nippon Steel Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended March 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 16, 2019

By:	/s/ Katsuhiro Miyamoto
Name:	Katsuhiro Miyamoto
Title:	Representative Director and Executive Vice President Nippon Steel Corporation